UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2008 (December 29, 2008)
CLARCOR INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11024	36-0922490

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

840 Crescent Centre Drive, Suite 600, Franklin, TN 37067

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code 615-771-3100

(Former name or former address, if changed since last report).
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Change of Control Agreements
          On December 29, 2008, CLARCOR Inc., a Delaware corporation (the “Company”), terminated its existing change of control agreements (the “Old CIC Agreements”) and entered into revised change of control agreements (the “New CIC Agreements”) with each of Norman E. Johnson, the Company’s President and Chief Executive Officer, Bruce A. Klein, the Company’s Vice President – Chief Financial Officer, David J. Lindsay, the Company’s Vice President – Chief Administrative Officer, Richard M. Wolfson, the Company’s Vice President – General Counsel and Corporate Secretary and Sam Ferrise, President of Baldwin Filters, Inc., as well as certain other executives employed by the Company or its subsidiaries. The material changes to the agreements are generally as described below, subject in all respects to the form of the New CIC Agreements, which is attached hereto as Exhibit 10.1 and is incorporated herein in its entirety by this reference.
•	Except as otherwise provided in the New CIC Agreements, a change of control will be deemed to occur upon the acquisition by a third party or parties of beneficial ownership of 30% or more of the Company’s voting stock. The Old CIC Agreements provided that a 15% or more change of such beneficial ownership constituted a change of control.

•	The New CIC Agreements clarify that, while employed following a change of control, the executive will remain eligible to participate in the bonus plans in which he was participating within the 12 months prior to the change of control, with the target percentage rate being equal to the highest target percentage rate in effect during the prior three-year period. The Old CIC Agreements provided that the executive would be eligible to participate in the greater of (i) bonus plans in which he was participating within the 90 days prior to the change of control, or (ii) which were offered to executives with comparable duties to the executive.

•	The New CIC Agreements clarify that, while employed following a change of control, the executive will continue to receive benefits and perquisites that are no less than what he received (or was authorized to receive) during the 12 months prior to the change of control. The New CIC Agreements also restrict the Company’s ability to modify or terminate benefit and perquisite plans applicable to the executive. The Old CIC Agreements provided that the executive would receive in the greater of the benefits and perquisites (i) that he was receiving within the 90 days prior to the change of control, or (ii) that were offered to executives with comparable duties to the executive.

•	The New CIC Agreements provide that, if the executive is terminated within the 180 day period prior to an announcement of a change of control (or, if none, the change of control itself) and can reasonably demonstrate that the termination was in connection with the change of control, the executive will receive the same benefits that the executive would have been entitled to receive under the agreement if the executive had been terminated following the change of control. The Old CIC Agreements did not reference the 180 day period or otherwise limit the executive’s ability to look back.

•	The New CIC Agreements provide that the annual bonus, which is used to calculate the amount of the termination payment to which the executive is, under certain circumstances, entitled to receive under the agreement, is the greater of (i) the executive’s then-current target bonus or (ii) the average bonus earned by the executive during the prior three-year period. The Old CIC Agreements permitted such annual bonus to be calculated based on the greater of (i) the executive’s then-current target bonus or (ii) the highest bonus earned by the executive during the prior three-year period.

•	The New CIC Agreements require the executive to comply with certain non-solicitation requirements for a period of two years following the termination of their employment. The Old CIC Agreements did not contain such requirements extending beyond the termination of employment.

•	The New CIC Agreements require the executive to provide up to 20 uncompensated hours of transitional assistance following the termination of their employment.. The Old CIC Agreements did not contain such a requirement.

•	The New CIC Agreements clarify that in the event that the executive has executed or in the future executes an agreement with the Company (e.g., in connection with the awarding of equity incentives) and such agreement contains restrictive covenants (non-solicitation, confidentiality, etc.) different from those contained in the New CIC Agreements, the restrictive covenants most beneficial to the Company and most restrictive to the executive will control. The Old CIC Agreements did not address this issue.

•	The New CIC Agreements provide that the Company will not be obligated to continue to provide medical benefits to the executive and his dependents following termination of employment if the executive receives comparable benefits from a subsequent employer, and the executive does not believe there is a risk that the medical benefits received pursuant to the new plan will be reduced within the following 18 months. The Old CIC Agreements provided no such limitation.
          Apart from the changes described above, certain changes to the form of agreement were made in order to bring it into compliance with Section 409A of the Internal Revenue Code of 1986, as amended.
Amendment to Employment Agreement
          On December 29, 2008, the Company and Mr. Johnson also entered into an amendment (the “Amendment”) to Mr. Johnson’s employment agreement in order to bring it into compliance with Section 409A of the Code and to correct a reference to Mr. Johnson’s change of control agreement.
          The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment itself, which is attached hereto as Exhibit 10.2. Mr. Johnson’s amended and restated employment agreement was filed with the Securities and Exchange Commission as Exhibit 10.4(c)(1) to the Company’s Annual Report on Form 10-K for its fiscal year ended December 2, 2000.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits.
10.1	Form of Change in Control Agreement with each of Norman E. Johnson, Bruce A. Klein, David J. Lindsay, Richard M. Wolfson and Sam Ferrise and other Company executives.

10.2	Second Amendment to Amended and Restated Employment Agreement, dated as of December 29, 2008, by and between the Company and Norman Johnson.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARCOR INC.
By:	/s/ Richard M. Wolfson
Richard M. Wolfson
Vice President, General Counsel and Secretary
Date: December 30, 2008

EXHIBIT INDEX

No.	Exhibit

10.1	Form of Change in Control Agreement with each of Norman E. Johnson, Bruce A. Klein, David J. Lindsay, Richard M. Wolfson and Sam Ferrise and other Company executives.

10.2	Second Amendment to Amended and Restated Employment Agreement, dated as of December 29, 2008, by and between the Company and Norman Johnson.